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                                    AGREEMENT
                                      WITH
                            JPMORGAN CHASE BANK, N.A.

     The undersigned servicing agent (the "Servicing Agent") for the mutual funds listed on Schedule A hereto (the "Funds"), each an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), hereby requests that JPMorgan Chase Bank, N.A. as depositary (the "Bank") open an account for each of the Funds and their respective series, if any, under the direction and control of the Servicing Agent on the following terms and conditions as of the date set forth below as follows:

     1. Special Funds. The Servicing Agent represents that the Funds represent subscription payments and investments in AIM Fund companies and the Custodian represents to the Bank that it is the duly appointed, qualified and acting Custodian of the Funds, with all necessary power and authority to enter into this Agreement.

     2. Subcustody. The Servicing Agent shall maintain accounts for the Funds ("Subscription Accounts"). Payments for purchases of the Funds' shares ("Subscription Payments") shall be deposited to the Subscription Accounts at Bank and the Servicing Agent shall manage into which Subscription Account the deposit of such payments shall be made. For any checks returned to the Bank for non-payment for any reason, and any returns for ACH transactions or wire transfers ("Return Items"), the Bank shall debit the account in which payments were originally deposited, and the Servicing Agent will receive notice of any Returned Items through one of the Bank's treasury services' products as agreed to by the Bank and Servicing Agent. In the event that the available funds in the designated account are insufficient to cover the amount of the Return Items, the Bank will promptly notify the Servicing Agent in writing of the amount of such insufficiency and upon receipt of such written notice, the Servicing Agent shall remit to the Bank the full amount of such insufficiency. Bank agrees to not offset the Subscription account for any obligations of the Servicing Agent other than obligations owing directly against the Subscription Account or any services provided in relation to such account.

     Each business day the Servicing Agent will wire transfer certain funds to the designated Custodian, and other entities in compliance with its obligations to service the Subscription Accounts and in accordance with the Bank's terms and conditions governing its accounts and services. The Funds agree to reimburse the Bank for Return Items not paid by the Servicing Agent within five (5) business days following a demand for such payment by the Bank pursuant to this paragraph.

     3. Instructions: Other Communications. Servicing Agent will provide account opening documentation designating the Servicing Agent's officers, employees or other authorized representative to open the Subscription Accounts (an "Authorized Officer") as may be reasonably required by the Bank.

     4. Fees. The Funds agree to pay the Bank for services rendered hereunder based upon the Bank's normal and customary fee schedule for such services, which may be amended by agreement of the parties in writing, provided written notice is furnished to the Funds thirty (30) days in advance of any increase in fees.

     5. Liabilities. The Bank shall be indemnified and held harmless by the
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Servicing Agent and the Funds and not be liable for any action taken or omitted to be taken by it in good faith or for any mistake of law or fact, or for anything Bank may do or refrain from doing in connection with or as required by this Agreement, except for failure to exercise ordinary care or act in good faith. Except as otherwise set forth herein, the Bank shall have no responsibility with respect to Fund assets. IN NO EVENT WILL THE BANK BE LIABLE TO THE CUSTODIAN, SERVICING AGENT OR THE FUNDS FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED HEREIN.

     6. Termination. Each party may terminate this Agreement at any time by not less than thirty (30) days prior written notice which shall specify the date of such termination; provided, however, that the Custodian may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Bank by the Federal Deposit Insurance Corporation or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Bank shall promptly make delivery of all assets of the Funds held in the Subscription Accounts to the Custodian or any third party designated by the Custodian in writing. If any Subscription Payments are subsequently returned unpaid, Servicing Agent shall pay the Bank the amount thereof on behalf of the Funds promptly upon demand. If Servicing Agent fails to make such payment within 5 days of demand, then the Custodian will promptly pay the Bank upon receipt of written demand. All indemnities provided pursuant to this Agreement shall survive the termination of this Agreement.

     7. Communications. All communications required or permitted to be given under this Agreement shall be in writing (including telex, telegraph or telefax, facsimile or similar electronic transmittal device) and shall be deemed given
(a) upon delivery in person to the persons indicated below, or (b) three days after confirmed receipt of a postage prepaid, registered or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that receipt of such facsimile is confirmed telephonically by the addressee) or (d) upon actually receipt of the person indicated if by overnight delivery service (with receipt of delivery) at least ten (10) days in advance of the date on which such change of address shall be effective. All communications required or permitted to be given under this Agreement shall be addressed as follows:

     (i) to the Bank:                JPMorgan Chase Bank, N.A.
                                     300 South Riverside, 18th floor
                                     Chicago, IL 60606
                                     Attn: Craig Holick, mail code IL 1-0198

     (ii) to the Custodian:          The Bank of New York
                                     One Wall Street, 25th Floor
                                     New York, NY 10286
                                     Attn: Bruce Baumann

     (iii) to the Servicing Agent:   AIM Investment Services, Inc.
                                     11 Greenway Plaza
                                     Suite 100
                                     Houston, Texas 77046
                                     Attn: Roxanne Larsen Farris
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     8. Records. The books and records pertaining to the Subscription Accounts which are in the possession of the Bank shall be preserved by the Bank for six
(6) years, the first two (2) years of which the books and records shall be maintained by the Bank in an easily accessible place. The Bank shall not refuse any reasonable request for inspection and audit of its books and records concerning transactions and balances of the Subscription Accounts by an agent of any Fund, AlS or the Custodian.

     9. Terms and Conditions of Deposit Accounts. The handling of the Subscription Accounts and all other accounts maintained with the Bank in connection with or relating to this Agreement will be subject to the Bank's terms and conditions of deposit accounts, and any and all rules or regulations now or hereafter promulgated by the Bank which relate to such accounts, and the Uniform Commercial Code as adopted in the State of Texas (except in the event any of the same are contrary to the specific provisions hereof). In the event of any specific conflict between the provisions hereof and the provisions of any of the foregoing, the provisions of this Agreement shall control, unless prohibited by law.

     10. Miscellaneous. This Agreement shall be (i) governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law rules, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may only be amended by the parties hereto in writing.

     11. Signature Authority. Each of the undersigned represents and warrants that he/she has the requisite authority to execute this Agreement on behalf of the party for whom the undersigned signs; that all necessary action has been taken to authorize this Agreement; that this Agreement, upon execution and delivery, shall be a binding obligation of such party.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed this 20th day of June, 2005.

JPMorgan Chase Bank, N.A.
(as Bank)


By: /s/ Craig S. Holick
    ---------------------------------
Title: Vice President


Bank of New York
(as Custodian)


By: /s/ Edward G. McGann
    ---------------------------------
Title: Managing Director


AIM Investment Services, Inc.
(as Servicing Agent)


By: /s/ William J. Galvin
    ---------------------------------
Title: President

     Each of the Funds hereby consents and agrees to the terms of the foregoing Agreement; provided, however, that the same shall not relieve the Custodian of any of its responsibilities to the Fund as set forth in the Custodian Agreements between the Funds and the Custodian.

Each of the AIM Funds Listed on
Schedule A hereto


By: /s/ Sidney Dilgren
    ---------------------------------
Title: Vice President, Treasurer
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                                   SCHEDULE A

THE FUNDS:

AIM Investment Securities Funds
AIM Tax-Exempt Funds
AIM Variable Insurance Funds
Short-Term Investments Trust
Tax-Free Investments Trust
AIM Treasurer's Series Trust